Exhibit 10.1

FIRST AMENDMENT

TO THE

PRUDENTIAL FINANCIAL, INC.

OMNIBUS INCENTIVE PLAN

Pursuant to the power reserved to it in Section 11.1 of the Prudential Financial, Inc. Omnibus Incentive Plan, as amended and restated (the “Plan”), the Plan is hereby amended, effective September 11, 2007, as follows:

The first sentence in the first paragraph of Sections 5.4 of the Plan is hereby restated in its entirety as follows:

“In the event of any Adjustment Event, (a) the aggregate number of shares of Common Stock available for Awards under Section 5.1, (b) the aggregate limitations on the number of shares that may be awarded as a particular type of Award or that may be awarded to any particular Participant in any particular period under Section 5.2 and (c) the aggregate number of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards shall be equitably adjusted by the Committee, in such manner as the Committee shall determine, with respect to such Adjustment Event, and the Committee’s determination shall be conclusive.”